SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2002

ANC Rental Corporation

(Debtors-In-Possession as of November 13, 2001)

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 South Andrews Avenue, Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4000

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 99.2	Press Release, dated October 9, 2002 Press Release, dated October 9, 2002

Item 9. Regulation FD Disclosure

     On October 9, 2002, ANC Rental Corporation issued a press release announcing the appointment of William Plamondon as new Chief Executive Officer, replacing the retiring Lawrence Ramaekers. The press release is attached as Exhibit 99.1.

     Additionally, on October 9, 2002, ANC Rental Corporation issued a press release announcing its exit from the Insurance-Replacement business. The press release is attached as Exhibit 99.2.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2002

ANC Rental Corporation

By: /s/ Howard D. Schwartz

Howard D. Schwartz Senior Vice President, General Counsel and Secretary

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